Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The tables below set forth the unaudited pro forma condensed combined financial data for Acadia Healthcare Company, Inc. (the “Company”) giving effect to the Company’s disposition of AHC-WW Jersey Limited (the “U.K. Divestiture”), a private limited liability company incorporated in Jersey and a subsidiary of the Company, which constitutes the entirety of the Company’s U.K. business operations.

The unaudited pro forma condensed combined balance sheet reflects the U.K. Divestiture, the related debt repayment and cross currency swap settlement as if such events occurred on September 30, 2020.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and each of the years ended December 31, 2017, 2018 and 2019 present income (loss) and give effect to the U.K. Divestiture and related debt repayment as if such events occurred at the beginning of the respective period.

The unaudited pro forma condensed combined financial data has been prepared under U.S. GAAP. The adjustments necessary to fairly present the unaudited pro forma condensed combined financial data have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial data. The pro forma adjustments related to the U.K. Divestiture are preliminary.

The unaudited pro forma condensed combined financial data is for illustrative purposes only and does not purport to represent what our financial position or results of operations would have been had the events noted above in fact occurred on the assumed dates. Accordingly, the unaudited pro forma condensed combined financial information should not be used to project our financial position or results of operations for any future date or future period.

The unaudited pro forma condensed combined financial data should be read in conjunction with the consolidated financial statements and notes thereto of Acadia Healthcare Company, Inc. included in our filings with the Securities and Exchange Commission.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2020

(In thousands)

	Acadia (1)	UK Divestiture (2)	Transaction Accounting Adjustments (3)	Notes	Acadia Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$338,702	$(50,568)	$74,502	(4)	$362,636
Accounts receivable, net	333,231	(51,705)			281,526
Other current assets	84,477	(11,783)	2,989	(5)	75,683

Total current assets	756,410	(114,056)	77,491		719,845
Property and equipment, net	3,253,720	(1,656,129)			1,597,591
Goodwill	2,460,722	(355,358)			2,105,364
Intangible assets, net	90,023	(21,018)			69,005
Deferred tax assets	3,242	—			3,242
Operating lease right-of-use assets	464,596	(364,557)			100,039
Other assets	76,432	(10,251)			66,181

Total assets	$7,105,145	$(2,521,369)	$77,491		$4,661,267

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$50,858	$—			$50,858
Accounts payable	130,395	(32,837)			97,558
Accrued salaries and benefits	138,476	(30,679)			107,797
Current portion of operating lease liabilities	30,433	(11,575)			18,858
Other accrued liabilities	251,177	(88,927)			162,250

Total current liabilities	601,339	(164,018)			437,321
Long-term debt	3,067,243	—	(1,350,000)	(4)	1,717,243
Deferred tax liabilities	104,351	(50,205)	2,989	(5)	57,135
Operating lease liabilities	477,355	(390,392)			86,963
Derivative instrument liabilities	39,859	—	(39,859)	(4)	—
Other liabilities	153,812	(14,654)			139,158

Total liabilities	4,443,959	(619,269)	(1,386,870)		2,437,820
Redeemable noncontrolling interests	54,547	—			54,547
Equity:
Equity of parent	—	(1,902,100)	1,902,100	(8)	—
Common stock	879	—			879
Additional paid-in capital	2,572,587	—			2,572,587
Accumulated other comprehensive loss	(440,113)	—	440,113	(7)	—
Retained earnings	473,286	—	(877,852)	(8)	(404,566)

Total equity	2,606,639	(1,902,100)	1,464,361		2,168,900

Total liabilities and equity	$7,105,145	$(2,521,369)	$77,491		$4,661,267

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2020

(In thousands, except per share amounts)

	Acadia (1)	UK Divestiture (2)	Transaction Accounting Adjustments (3)	Notes	Acadia Pro Forma
Revenue	$2,366,425	$(817,772)			$1,548,653
Salaries, wages and benefits	1,318,378	(465,514)			852,864
Professional fees	183,273	(92,265)			91,008
Supplies	93,302	(28,274)			65,028
Rents and leases	62,833	(34,857)			27,976
Other operating expenses	288,222	(85,683)			202,539
Depreciation and amortization	126,037	(55,738)			70,299
Interest expense, net	119,064	(667)	(55,700)	(9)	62,697
Debt extinguishment costs	3,271	—			3,271
Loss on impairment	20,239	(20,239)			—
Transaction-related expenses	17,293	(7,736)			9,557

Total expenses	2,231,912	(790,973)	(55,700)		1,385,239

Income before income taxes	134,513	(26,799)	55,700		163,414
Provision for income taxes	21,171	(4,833)	15,131	(10)	31,469

Net income	113,342	(21,966)	40,569		131,945
Net income attributable to noncontrolling interests	(1,802)	—			(1,802)

Net income attributable to Acadia Healthcare Company, Inc.	$111,540	$(21,966)	$40,569		$130,143

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$1.27				$1.48
Diluted	$1.26				$1.47
Weighted-average shares outstanding:
Basic	87,849				87,849
Diluted	88,449				88,449

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2019

(In thousands, except per share amounts)

	Acadia (1)	UK Divestiture (2)	Transaction Accounting Adjustments (3)	Notes	Acadia Pro Forma
Revenue	$3,107,462	$(1,099,081)			$2,008,381
Salaries, wages and benefits	1,717,180	(611,565)			1,105,615
Professional fees	240,983	(122,531)			118,452
Supplies	123,061	(37,526)			85,535
Rents and leases	82,229	(46,742)			35,487
Other operating expenses	375,433	(115,900)			259,533
Depreciation and amortization	164,044	(76,121)			87,923
Interest expense, net	187,094	232	(74,000)	(9)	113,326
Loss on impairment	54,386	(27,169)			27,217
Transaction-related expenses	27,064	(5,908)			21,156

Total expenses	2,971,474	(1,043,230)	(74,000)		1,854,244

Income before income taxes	135,988	(55,851)	74,000		154,137
Provision for income taxes	25,866	(781)	20,102	(10)	45,187

Net income	110,122	(55,070)	53,898		108,950
Net income attributable to noncontrolling interests	(1,199)	—			(1,199)

Net income attributable to Acadia Healthcare Company, Inc.	$108,923	$(55,070)	$53,898		$107,751

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$1.24				$1.23
Diluted	$1.24				$1.23
Weighted-average shares outstanding:
Basic	87,612				87,612
Diluted	87,816				87,816

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

(In thousands, except per share amounts)

	Acadia (1)	UK Divestiture (2)	Transaction Accounting Adjustments	Notes	Acadia Pro Forma
Revenue	$3,012,442	$(1,107,748)			$1,904,694
Salaries, wages and benefits	1,659,348	(611,980)			1,047,368
Professional fees	227,425	(117,377)			110,048
Supplies	119,314	(37,852)			81,462
Rents and leases	80,282	(45,967)			34,315
Other operating expenses	354,498	(110,828)			243,670
Depreciation and amortization	158,832	(78,489)			80,343
Interest expense, net	185,410	(876)			184,534
Debt extinguishment costs	1,815	—			1,815
Legal settlement expense	22,076	—			22,076
Loss on impairment	337,889	(337,889)			—
Transaction-related expenses	34,507	(4,787)			29,720

Total expenses	3,181,396	(1,346,045)			1,835,351

(Loss) income before income taxes	(168,954)	238,297			69,343
Provision for income taxes	6,532	3,374			9,906

Net (loss) income	(175,486)	234,923			59,437
Net income attributable to noncontrolling interests	(264)	—			(264)

Net (loss) income attributable to Acadia Healthcare Company, Inc.	$(175,750)	$234,923			$59,173

(Loss) earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$(2.01)				$0.68
Diluted	$(2.01)				$0.68
Weighted-average shares outstanding:
Basic	87,288				87,288
Diluted	87,288		127	(11)	87,415

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2017

(In thousands, except per share amounts)

	Acadia (1)	UK Divestiture (2)	Transaction Accounting Adjustments	Notes	Acadia Pro Forma
Revenue	$2,836,316	$(1,026,472)			$1,809,844
Salaries, wages and benefits	1,536,160	(562,653)			973,507
Professional fees	196,223	(90,203)			106,020
Supplies	114,439	(34,890)			79,549
Rents and leases	76,775	(42,271)			34,504
Other operating expenses	331,827	(99,280)			232,547
Depreciation and amortization	143,010	(72,016)			70,994
Interest expense, net	176,007	(1,312)			174,695
Debt extinguishment costs	810	—			810
Transaction-related expenses	24,267	(13,031)			11,236

Total expenses	2,599,518	(915,656)			1,683,862

Income before income taxes	236,798	(110,816)			125,982
Provision for income taxes	37,209	443			37,652

Net income	199,589	(111,259)			88,330
Net income attributable to noncontrolling interests	246	—			246

Net income attributable to Acadia Healthcare Company, Inc.	$199,835	$(111,259)			$88,576

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$2.30				$1.02
Diluted	$2.30				$1.02
Weighted-average shares outstanding:
Basic	86,948				86,948
Diluted	87,060				87,060

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(In thousands)

1)	The amounts in this column represent, for Acadia, actual financial position or results for the periods presented.

2)

The amounts in this column represent, for the U.K. Divestiture, actual financial position or results for the periods presented. The exchange rates used for the U.K. Divestiture reflect actual exchange rates for each period presented.

3)	The amounts in this column represent transaction accounting adjustments for the U.K. Divestiture, the related debt repayment and cross currency swap settlement.

4)	Reflects receipt and estimated use of proceeds from the U.K. Divestiture as follows:

U.K. Divestiture proceeds (a)	$1,480,861
Transaction costs	(16,500)
Settlement of cross currency swap agreements	(39,859)
Repayment of long-term debt	(1,350,000)

$74,502

(a)

U.K. Divestiture proceeds reflect the purchase price of 1.12 billion British pounds (before cash retained by the buyer) converted to U.S. Dollars at an average exchange rate of 1.363. The proceeds also reflect an additional $45 million of cross currency swap settlement not reflected in the $39.9 million cross currency swap liability at September 30, 2020.

5)	Reflects the removal of the deferred tax asset and related increase in income tax receivable as a result of the settlement of the cross currency swap agreements.

6)	Reflects settlement of investment in the Company’s entire U.K. business.

7)	Reflects recognition of accumulated other comprehensive loss associated with foreign currency translation, cross currency swaps and the U.K. defined benefit pension plan.

8)	Reflects estimated loss on disposal:

U.K. Divestiture proceeds	$1,480,861
Carrying value of U.K. investment	(1,902,100)
Recognition of accumulated other comprehensive loss	(440,113)
Transaction costs	(16,500)

$(877,852)

The loss on disposal does not include any tax benefit as a result of the loss due to limitations within the U.S. tax statutes on the Company’s ability to benefit from such loss in future periods.

9)

Reflects interest expense reduction for the associated long-term debt repayment of $1,350,000 assuming an interest rate of approximately 5.5%, which is based on the Company’s weighted average interest rate and expected interest savings.

10)	Reflects adjustments to income taxes to reflect the impact of the above pro forma adjustments applying combined U.S. federal and state statutory tax rates.

11)

Approximately 0.1 million of the outstanding restricted stock and shares of common stock issuable upon exercise of outstanding stock option awards have been included in the calculation of weighted-average shares outstanding-diluted for pro forma purposes. These shares are excluded from the calculation of diluted loss per share for Acadia because the net loss for the year ended December 31, 2018 causes such securities to be anti-dilutive.